CONSENT OF INDEPENDENT CERTIFIED PUBLIC ACCOUNTANTS




As independent certified public accountants, we hereby consent to the incorporation of our report included in this Form 10-K, to the Company's previously filed Form S-8 registration statement (File #333-07021).

ARTHUR ANDERSEN LLP

Miami, Florida,
  March 3, 1997.